Exhibit 10.23

CH-AUTO TECHNOLOGY CORPORATION LTD.

ECONOMIC RIGHTS TRANSFER AGREEMENT

[*], 2023

ECONOMIC RIGHTS TRANSFER AGREEMENT

This Economic Rights Transfer Agreement (this “Agreement”) is entered into by and between the following parties on [*], 2023 (the “Execution Date”), in [*]:

[Name] (the “Transferor”), a citizen of the People’s Republic of China (the “PRC”, for the avoidance of doubt, excluding Hong Kong Special Administrative Region, Macao Special Administrative Region, and Taiwan) with an ID Card of No. [*] and registered address at [*].

And

[Name] (the “Transferee”), a [limited liability company] validly incorporated and duly existing under the laws of [the PRC], with its registered address at [*].

(For the purpose of this Agreement, the Transferor and the Transferee are hereinafter referred to individually as a “Party”, and collectively as the “Parties”.)

Whereas:

1. On [*], 2023, with respect to the transfer of shares of CH-AUTO TECHNOLOGY CORPORATION LTD. (the “Company”) by and between the Transferor and the Transferee, the Transferor and the Transferee signed the Share Transfer Agreement of CH-AUTO TECHNOLOGY CORPORATION LTD. (the “Share Transfer Agreement”), pursuant to which the Transferor shall transfer [*] shares of the Company (the “Target Shares”) to the Transferee for a transfer consideration of RMB [*]; with respect to some Underlying Shares (as defined below) subject to laws and regulations of which the Closing (as defined in the Share Transfer Agreement) cannot be completed for the time being, the Transferor undertakes that if the restricted Target Shares are no longer subject to any transfer restrictions (the “Unrestricted Target Shares”), it shall complete the closing of the Unrestricted Target Shares as soon as practicable to the extent permitted by laws and regulations.

2. The Company, CH AUTO Inc. (a company incorporated in the Cayman Islands, “Cayman CH-AUTO”), CH-AUTO Merger Sub Corp. (a wholly-owned subsidiary of Cayman CH-AUTO established in Delaware, U.S., “Merger Sub”) and Mountain Crest Acquisition Corp. IV (“Mountain Crest”), a U.S. listed SPAC, have completed the execution of the Agreement and Plan of Merger as of April 30, 2022, U.S. time, and have further executed supplementary agreements to the Agreement and Plan of Merger on December 23, 2022 and March 1, 2023, pursuant to which Mountain Crest will merge with the Merger Sub and eventually achieve the listing of the Company’s securities on The Nasdaq Stock Market LLC (the “De-SPAC Transaction”). For the purpose of the completion of the De-SPAC Transaction, it is proposed to conduct a red chip restructuring of the Company (the “Red Chip Restructuring”) to finally realize that the relevant parties participating in the Red Chip Restructuring may enjoy corresponding interests in the Company through the direct or indirect holding of the shares of Cayman CH-AUTO.

3. The Transferor currently serves as a [director/supervisor/senior officer] of the Company, and in accordance with the PRC Company Law (the “Company Law”) in force as of the Execution Date, the Transferor may transfer up to 25% of the total shares held by him/her in the Company each year. The Transferor intends to transfer to the Transferee all economic rights corresponding to [*] shares in the Company (the “Underlying Shares”) held by the Transferor in the Company after the closing under the Share Transfer Agreement (the “Economic Rights of the Underlying Shares”), and the Transferee is willing to accept such Economic Rights of the Underlying Shares to be transferred by the Transferor.

NOW THEREFORE, in accordance with the PRC Civil Code, the Company Law and other relevant laws and regulations, the Parties, adhering to the principles of equality and voluntariness and through friendly consultation, agree as follows with respect to the transfer of the Economic Rights of the Underlying Shares:

1	Transfer of the Economic Rights of the Underlying Shares

1.1	The Transferor agrees to transfer the Economic Rights of the Underlying Shares to the Transferee in accordance with the terms and conditions of this Agreement. The Transferee agrees to accept the Economic Rights of the Underlying Shares in accordance with the terms and conditions of this Agreement (the “Transfer of the Economic Rights of the Underlying Shares”).

1.2	Transferor shall notify the Company of the Transfer of the Economic Rights of the Underlying Shares within Three days after the Execution Date.

2	Consideration of the Transfer

2.1	Both Parties confirm and agree that the consideration for the Transfer of the Economic Rights of the Underlying Shares is RMB 0.

2.2	The “Economic Rights of the Underlying Shares” as referred to herein shall include the following interests acquired by the Transferor in relation to the Underlying Shares during the Economic Rights Holding Period (as defined below):

2.2.1	Value of the Underlying Shares;

2.2.2	Dividends and bonuses derived from the Underlying Shares (including the derivative equity interest/the derivative shares, the same below); and

2.2.3	Any other legal economic rights and/or pecuniary interests arising from the Underlying Shares.

For the avoidance of doubt, both Parties confirm and agree that the Economic Rights of the Underlying Shares hereunder shall mean the net balance of any value, income, dividends, and pecuniary interest derived from the Underlying Shares after deducting the relevant trading handling fee, stamp duty, income tax and other governmental taxes and fees in accordance with law.

2.3	During the period from the Execution Date hereof to the date on which the Transferor transfers all of the Underlying Shares to the Transferee (the “Economic Rights Holding Period”), all of the Economic Rights of the Underlying Shares shall be vested in and belong to the Transferee. During the Economic Rights Holding Period, the Transferee shall authorize the Transferor to collect the Economic Rights of the Underlying Shares on its behalf.

2.4	From the Execution Date hereof, if the number of registered capital/shares of the Company is changed as a result of, among others, conversion of capital reserves, bonus issue, share split, combination of shares of the Company, the number of registered capital/shares corresponding to the Economic Rights of the Underlying Shares hereunder shall be adjusted accordingly, that is, the Transferee shall automatically accept the economic rights corresponding to all of the Underlying Shares as held by the Transferor without the need to enter into a separate agreement.

2.5	From the Execution Date hereof, in the event of any distribution of cash dividends or bonus of the Underlying Shares, such cash distribution accrued to the Underlying Shares shall be part of the Economic Rights of the Underlying Shares entitled to the Transferee in accordance with this Agreement. The Transferor shall accept such cash distribution on behalf of the Transferee in accordance with the Transferee’s instructions and shall pay the same to the account designated by the Transferee or otherwise dispose of the same in accordance with the Transferee’s instructions within [five (5)] Business Days upon receipt of the aforesaid amount. The Transferor shall not misappropriate such amount for any other purposes without the written consent of the Transferee.

3	Restrictions on Disposition of the Underlying Shares

3.1	From the Execution Date hereof, without the prior written consent of the Transferee, (i) the Transferor shall not create any new security interest, encumbrance or other third party right on the Underlying Shares, nor shall it take any other action that may adversely affect the Underlying Shares or may affect the Transferee’s exercise of the Economic Rights of the Underlying Shares; (ii) the Transferor shall not transfer the Underlying Shares other than to the Transferee.

4	Representations and Warranties

4.1	The Transferor hereby represents, warrants and covenants as follows:

4.1.1	The Transferor is a citizen of the PRC, and has full and independent civil capacity;

4.1.2	The Transferor has completed all external approval and internal authorization (if required) necessary for the execution of this Agreement, it is the authorized signatory of the Transferor executing this Agreement, and the Agreement will be legally binding on the Transferor once it becomes effective;

4.1.3	The execution and performance of this Agreement by the Transferor will not violate any laws, administrative regulations, rules and regulatory documents or any contracts, undertakings or other documents to which the Transferor is a party;

4.1.4	During the Economic Rights Holding Period hereunder, there is no pending or threatened action or proceeding before any court, governmental authority or regulatory body of competent jurisdiction to restrict or prohibit the Transfer of the Economic Rights of the Underlying Shares;

4.1.5	The Transferor will not enter into any agreement that may restrict or adversely affect the Transfer of the Economic Rights of the Underlying Shares;

4.1.6	The Transferor is the shareholder of the Company upon the effectiveness of this Agreement, and the Economic Rights of the Underlying Shares to be transferred by the Transferor to the Transferee are free and clear of any third party right or exercise restrictions, except for those which have been pledged with the Underlying Shares by the Transferor to the Transferee, the existing third party right confirmed by the Transferee, and the future creation of any right with the consent of the Transferee;

4.1.7	The Transferor shall notify and report to the Transferee within twenty-four (24) hours after he/she knows or should know any event that occurs during the Economic Rights Holding Period and may threaten the security of the Underlying Shares, have an adverse effect on the Underlying Shares or the Economic Rights of the Underlying Shares, or impair the interests of the Transferee, including but not limited to judicial freezing or seizure of the Underlying Shares, or any notice or information received by the Transferor in relation to the Underlying Shares.

4.2	The Transferee hereby represents, warrants and covenants as follows:

4.2.1	The Transferee is an entity of [the PRC], and has full and independent civil conduct;

4.2.2	The Transferee has completed all external approval and internal authorization necessary for the execution of this Agreement, it is the authorized signatory of the Transferee to execute this Agreement, and the Agreement will be legally binding on the Transferee once it becomes effective;

4.2.3	The execution and performance of this Agreement by the Transferee will not violate any laws, administrative regulations, rules and regulatory documents or any contracts, undertakings or other documents to which the Transferee is a party;

4.2.4	There is no pending or threatened action or proceeding before any court, governmental authority or regulatory body of competent jurisdiction to restrict or prohibit the Transfer of the Economic Rights of the Underlying Shares

5	Confidentiality

5.1	The Parties shall keep confidential the existence of this Agreement, its contents and information concerning the Parties obtained thereby (including without limitation, their organizational structure, business, financial information, any information prepared on the basis of such information and any other information or material including or reflecting such information) (the “Confidential Information”). Except for the purpose of this Agreement, neither Party shall use or disclose to any third party such Confidential Information. Notwithstanding the foregoing, the Parties may disclose the Confidential Information to the Company’s shareholders, potential partners, financiers, Affiliates and their employees, directors, officers, banks, lenders, accountants, attorneys, partners or agents or advisors for the purpose of this Agreement; provided, however, that such party shall take reasonable measures to ensure that any such persons are aware of the confidentiality of such Confidential Information and agree to perform such confidentiality obligations in accordance with this Agreement.

5.2	The confidentiality obligation under this Agreement shall not apply to the information that:

5.2.1	Information that is or becomes part of the public domain (other than through breach of the confidentiality obligations hereunder);

5.2.2	Is directly or indirectly acquired from a third party lawfully in the possession of such Confidential Information and has no confidentiality obligation to the disclosing party;

5.2.3	Is disclosed pursuant to (i) any law, regulation or legal process or subpoena, civil investigative request (or similar process), order, regulation, rule; (ii) statutory or similar request made, issued or imposed by a court or judicial, regulatory, self-regulatory (including stock exchanges) or legislative authority, organization, commission or agency or governmental department; (iii) request in connection with any judicial or administrative proceeding (including in response to oral inquiries, inquiries or requests for information or documents) or administrative order;

5.2.4	Is disclosed upon written approval by the Party providing the Confidential Information or the Party that the Confidential Information relates to.

5.3	For the avoidance of doubt, “Affiliate” as used herein means (a) in the case of a Person other than a natural person, any other Person that directly or indirectly Controls, is Controlled by, or is directly or indirectly under common Control with, such Person; and (b) in the case of a natural person, the spouse, parents, brothers, sisters, children above the age of 18 and their spouses, and spouse’s parents, of such individual, or any other Person that directly or indirectly is Controlled by any of the aforesaid persons.

5.4	“Control”, “Controlled by” or “under common Control with” any Person means the possession of the power to control the management and affairs of such Person, whether through the possession of ownership of shares of such Person or the power to vote as a proxy or the power to appoint a majority of the board of directors or similar governing body of such Person by contract or otherwise, or the holding of a majority of the outstanding shares or economic rights or interests in such Person, and such Person shall be deemed to have such ability to control.

5.5	The Parties hereby agree that the term of the confidentiality obligations under this Agreement shall be three (3) years from the Execution Date hereof.

6	Effectiveness, Amendment, Rescission and Termination

6.1	This Agreement shall be formed and come into force as of the date on which the Parties affix their signatures and their respective official seals (if applicable) in person or by their authorized representatives.

6.2	This Agreement, once effective, may not be modified or rescinded except by both Parties through written consensus. Any modification or rescission of this Agreement shall be made in writing, and such modification, amendment or supplement shall constitute a part of this Agreement and have the same effect as this Agreement.

6.3	During the Economic Rights Holding Period, without the written consent of the Transferee, the Transferor shall not rescind this Agreement unilaterally.

6.4	The rescission of this Agreement shall not affect the rights of the non-breaching Party to claim for damages against the breaching Party.

7	Liability for Breach of Contract

7.1	Any Party’s breach of any representations, warranties or covenants or violation or non-performance of any obligations under this Agreement shall constitute a breach of this Agreement. The non-breaching Party has the right to require the breaching Party to indemnify it for all losses incurred by it as a result of its breach (including but not limited to reasonable attorneys’ fee) and shall have the right to require the breaching Party to rectify the breach or take remedial measures with a reasonable period of time.

8	Force Majeure

8.1	For the purpose of this Agreement, an event of “Force Majeure” shall include a delay or interruption caused by an act or omission of any government or agency thereof (not attributable to any act or omission or default of an Affected Party), change in law, flood, storm, earthquake, lightning, typhoon, or other acts of nature, fire, war, riot, plague, civil commotion, insurrection, act of public order, act of enemy, sabotage, invasion, quarantine restrictions, embargoes, where any of the foregoing events are (i) unforeseeable and not reasonably foreseeable, and are not caused, directly or indirectly, by the Party claiming the event of Force Majeure, and (ii) could not reasonably have avoided, overcome or mitigated the effects of which by the Party claiming the event of Force Majeure. For the avoidance of doubt, an event of Force Majeure shall not include any circumstances or events of which the Party claiming Force Majeure knew or should have known prior to the Execution Date hereof.

8.2	If a Party (the “Affected Party”) is prevented from performing any of its obligations under this Agreement by an event of Force Majeure, then for the duration of such event of Force Majeure and to the extent of the prevention, such obligations shall be suspended and the time period for the performance of such Affected Party shall automatically be extended for a period equal to the length of such suspension without any liability whatsoever. However, the Affected Party shall notify the other Party of details of the event of Force Majeure by email or courier service within seven (7) business days of the occurrence of the event of Force Majeure, or within seven (7) business days from the date telecommunications conditions have been restored in the case of the telecommunications interruption, and shall provide proof of the occurrence and duration of the event of Force Majeure (including documents from competent government authorities, if applicable).

8.3	The Affected Party shall not claim waiver of its obligations based on its failure to perform such obligation if it fails to give notice to the other Party and provide the appropriate proof pursuant to Section 8.2. Notwithstanding the foregoing, the Affected Party shall use all reasonable endeavours to promptly mitigate the effects of such event of Force Majeure and to resume performance of all of its obligations hereunder upon termination of the event of Force Majeure. If the Affected Party fails to resume performance hereunder upon termination of the event of Force Majeure, it shall be liable to the other Party.

8.4	If an event of Force Majeure or the consequence of an event of Force Majeure prevents any Party from performing all or part of its obligations under this Agreement for a period of ninety (90) days or more from the date of the occurrence of such event of Force Majeure, then the Parties shall attempt to settle such issue through friendly consultations in accordance with the effects of the event of Force Majeure.

9	Governing Law and Dispute Resolution

9.1	The execution, validity, interpretation, implementation, and settlement of disputes of this Agreement shall be governed by and construed in accordance with the laws of the PRC. For the purpose of this Agreement, “Laws” shall mean any laws, regulations, rules, regulatory documents, injunctions, orders, decrees or other restrictions publicly promulgated by any court or governmental authorities.

9.2	Any dispute arising from this Agreement and its implementation shall be first resolved by the Parties through friendly consultations. If such consultations fail, either Party has the right to submit the relevant dispute to China International Economic and Trade Arbitration Commission for arbitration in accordance with its arbitration procedures and rules then in effect in Beijing. The arbitration shall be conducted confidentially, and the language of the arbitration shall be Chinese. The arbitral award shall be final and binding upon both Parties.

9.3	Except for the matters in dispute, the Parties shall continue to have their remaining rights under this Agreement and shall continue to perform relevant obligations under this Agreement.

10	Miscellaneous

10.1	This Agreement shall constitute the entire agreement between the Parties with respect to the subject matter hereof and shall supersede all previous oral and written agreements, contracts, undertakings and negotiations between the Parties with respect to the subject matter hereof.

10.2	The invalidity of any provision of this Agreement shall not affect the validity of any other provisions, unless such validity will cause material adverse consequences to the interests of both Parties under this Agreement. In such case, the Parties may amend this Agreement in accordance with the relevant provisions in this Agreement through mutual agreement.

10.3	The Transferee may freely assign its rights or obligations under this Agreement. This Agreement shall be binding upon and inure to the benefit of such assignees or successors of the Transferee, and such assignees or successors are entitled to relevant rights and interests and assume relevant obligations under this Agreement.

10.4	Except as permitted under Section 10.3, neither Party shall transfer or assign all or part of its rights or obligations under this Agreement to any third party without the consent of the other Party.

10.5	This Agreement is made in two (2) counterparts with each Party holding one (1) counterpart. All counterparts shall have equal legal force.

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Transferor:

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Transferee:

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